Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of HighPoint Resources Corporation of our reports dated February 28, 2018, relating to the consolidated financial statements of Bill Barrett Corporation, and the effectiveness of Bill Barrett Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bill Barrett Corporation for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Denver, Colorado

April 9, 2018